UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2004

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	1-8944	34-1464672

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.
SIGNATURE

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on July 19, 2004 as follows:

Cleveland-Cliffs and USWA Renew Negotiations
Goal: Competitive Contract to Ensure a Strong Future

     Cleveland, OH – July 19, 2004 – Cleveland-Cliffs Inc (NYSE:CLF) stated that the Company is returning to the bargaining table today with the United Steelworkers of America (USWA) with the goal of achieving a labor agreement by July 31 that will ensure the long-term competitiveness of the Company while giving employees significant wage increases.

     The Company will propose productivity improvements and new measures to help limit the increase in future healthcare costs that have risen at double-digit rates throughout the country during the past four years. Similar proposals have already been approved by the USWA in its contracts with U.S. Steel, including the Minntac and Keetac mines, which are Cliffs’ competitors.

     John S. Brinzo, chairman and chief executive officer, said, “We want a strong working relationship with the USWA. We have asked for nothing more than the economics of the contract that the union already has signed with our chief domestic iron ore competitor, U.S. Steel. The time to work together is now.”

     At the same time, Cliffs has stated it could not afford to shutdown in the event that an agreement is not reached. The Company has sales contracts to honor. The financial effect of being totally shutdown would endanger the long-term survival of those contracts, thousands of jobs and the Company.

     Cliffs has made important strides during the past few years that enabled it to weather the economic storm in the steel industry and position itself for growth now that market conditions have improved. The Company has played a major role in consolidating the iron ore industry. It bought and restarted a bankrupt and idled mine, re-establishing several hundred USWA jobs. Cliffs expressed its desire to negotiate a new collective bargaining agreement with the USWA prior to July 31. The Company has been dedicated to doing just that for many months.

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     Cleveland-Cliffs, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America, and sells the majority of its pellets to integrated steel companies in North America and Canada. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada.

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     References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. Actual results may differ materially from statements for a variety of factors. Specifically, our profitability could be negatively affected if we are unable to successfully negotiate, in a timely manner, satisfactory collective bargaining agreements. We could also experience work stoppages if our negotiations are not successful, which would also affect our profitability.

     Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s Annual Report for 2003 and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs’ website. The information contained in this document speaks as of the date of this release and may be superceded by subsequent events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

	By:	/s/ D. J. Gallagher

		Name:	Donald J. Gallagher
		Title:	Senior Vice President, Chief Financial Officer and Treasurer
Date: July 19, 2004

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